Change of Independent
Registered Public
Accounting Firm

The fund has selected
PricewaterhouseCoopers
LLP ("PwC") to serve as its
independent registered public
accountant for the fiscal year
ended March 31, 2018. Prior
to the reorganization (the
"Reorganization") of the
Nomura High Yield Fund (the
"Predecessor Fund") into the
fund, the Predecessor Fund
engaged Ernst & Young LLP
("EY") as its independent
registered public accountant.
The decision not to renew the
engagement of EY, effective
upon its completion of its
audit for the fiscal year ended
September 30, 2017, was
solely a result of the
Reorganization. EY's reports
on the Predecessor Fund's
financial statements for the
fiscal years ended
September 30, 2017 and
September 30, 2016
contained no adverse opinion
or disclaimer of opinion, nor
were they qualified or
modified as to uncertainty,
audit scope, or accounting
principles. During the
Predecessor Fund's fiscal
years ended September 30,
2017 and September 30,
2016 (i) there were no
disagreements with EY on
any matter of accounting
principles or practices,
financial statement
disclosure, or auditing scope
or procedure, which
disagreements, if not
resolved to the satisfaction of
EY, would have caused it to
make reference to the
subject matter of the
disagreements in connection
with its reports on the
Predecessor Fund's financial
statements for such years;
and (ii) there were no
"reportable events" of the
kind described
in Item 304(a)(1)(v) of
Regulation S-K. The decision
to select PwC was
recommended by the fund's
Audit Committee and
approved by the fund's Board
of Trustees on May 19, 2017.
During the Predecessor
Fund's fiscal years ended
September 30, 2017 and
September 30, 2016, neither
the fund, nor anyone on its
behalf, consulted with PwC
on items which: (i) concerned
the application of accounting
principles to a specified
transaction, either completed
or proposed, or the type of
audit opinion that might be
rendered on the registrant's
financial statements; or
(ii) concerned the subject of a
disagreement (as defined in
paragraph (a)(1)(iv)
of Item 304 of Regulation S-
K) or reportable events (as
described in paragraph
(a)(1)(iv) of said Item 304).
The Registrant has
requested that EY furnish it
with a letter addressed to the
SEC stating whether or not it
agrees with the above
statements. A copy of such
letter is filed as an exhibit
hereto.